Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 as amended (Nos. 333-276305, 333-270682, 333-267633, 333-265581) and Form S-8 (No. 333-267421) of Gold Royalty Corp. of our report dated March 27, 2024 relating to the consolidated financial statements, which appears in Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

March 27, 2024